Exhibit 99.1 PLACER SIERRA BANCSHARES PRESS RELEASE

FOR IMMEDIATE RELEASE

For more information contact:

AT THE COMPANY:	AT FINANCIAL RELATIONS BOARD:
Frank Mercardante, Chief Executive Officer	Tony Rossi
David E. Hooston, Chief Financial Officer	(310) 854-8317
(916) 554-4750

PLACER SIERRA BANCSHARES PROVIDES UPDATE

ON LARGEST DEPOSIT RELATIONSHIP

Sacramento, California – November 16, 2006 - Placer Sierra Bancshares (NASDAQ: PLSB), a $2.7 billion asset commercial banking company serving the Northern, Central and Southern California markets, today announced that it has been informed by its largest deposit customer that the company intends to withdraw all of its deposit balances at some point prior to June 2007. The depositor, a nationwide mortgage servicer, is consolidating all of its operations into its Midwest headquarters. At September 30, 2006, this depositor represented 12.6% of Placer Sierra’s total deposits and 30.2% of Placer Sierra’s non-interest bearing deposits.

Frank Mercardante, Chief Executive Officer of Placer Sierra Bancshares, commented, “The non-interest bearing deposits supplied by this customer were valuable to the Company’s operations, and the withdrawal of these funds will negatively impact our results in the near-term. As indicated previously, we are in the process of restructuring our core processing systems to allow us to provide best-of-class depository products, and we believe this initiative will be instrumental in helping us attract new deposit relationships that can replace the departure of this customer.

“We continue to move forward on our other strategic initiatives including: repositioning our balance sheet; consolidating all of our branches under a single brand; aligning compensation plans to incentivize business development officers to gather low-cost deposits; and emphasizing superior customer service in all aspects of our operations. We are confident that our success in these initiatives will help us mitigate the negative impact that the loss of this deposit customer will have on our financial results,” said Mr. Mercardante.

ABOUT PLACER SIERRA BANCSHARES

Placer Sierra Bancshares is a Northern California-based bank holding company for Placer Sierra Bank with 49 branches operating throughout California. The bank has 31 branches in Northern California extending from the Greater Sacramento area to the San Joaquin Valley. The bank also has 18 branches in the Southern California counties of Orange, Los Angeles, San Diego, Riverside and San Bernardino.

Placer Sierra Bank and its divisions, Sacramento Commercial Bank, Bank of Orange County, Bank of Lodi and Southwest Community Bank, offer customers the resources of a large financial institution and the resourcefulness and superior customer service of a community bank.

Placer Sierra Bank offers a broad array of deposit products and services for both commercial and retail customers. These products include electronic banking, cash management services, electronic bill payment and investment services with an emphasis on relationship banking. Placer Sierra Bank also

Placer Sierra Bancshares

provides competitive loan products such as commercial loans and lines of credit, commercial real estate loans, Small Business Administration loans, residential mortgage loans, home equity lines of credit and construction loans. For more information, please visit www.placersierrabank.com.

Placer Sierra Bancshares is publicly traded on NASDAQ under the stock symbol PLSB. For more information about Placer Sierra Bancshares, please visit www.placersierrabancshares.com.

FORWARD-LOOKING STATEMENTS

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended that involve inherent risks and uncertainties. All statements other than statements of historical fact are forward looking statements. The Company cautions readers that a number of important factors could cause actual results to differ materially from those in such forward-looking statements. Risks and uncertainties include, but are not limited to: the possibility that personnel changes will not proceed as planned; growth may be inhibited if the Company cannot attract deposits, including low-cost deposits; revenues are lower than expected or expenses are higher than expected; competitive pressure among depository institutions increases significantly; the cost of additional capital is more than expected; changes in the interest rate environment reduces interest margins; general economic conditions, either nationally or in the market areas in which the Company does business, are less favorable than expected; changes that may occur in the securities markets; the Company may suffer an interruption of services from third-party service providers that could adversely affect the Company’s business; the Company may not be able to maintain an effective system of internal and disclosure controls; estimated cost savings from the merger with Southwest Community Bancorp (Southwest) cannot be fully realized within the expected time frame; revenues following the merger are lower than expected; potential or actual litigation occurs; costs or difficulties related to the integration of the businesses of the Company and Southwest are more than expected; or legislation or changes in regulatory requirements adversely affect the businesses in which the Company would be engaged. Additional factors that could cause the Company’s financial results to differ materially from those described in the forward looking statements can be found in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2005 (under the heading “Risk Factors”), Quarterly Reports on Form 10-Q and Current Reports on Form 8-K as filed with the SEC. The Company undertakes no obligation, and specifically disclaims any obligation, to revise or publicly release any revision or update to these forward-looking statements to reflect events or circumstances that occur after the date on which such statements were made. If any of these uncertainties materializes or any of these assumptions proves incorrect, the Company’s results could differ materially from the Company’s expectations as set forth in these statements.

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